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                                                                  EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Pluma, Inc. on Form S-1 of our report dated March 4, 1996 (April 10, 1996 as to Note 17), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



December 24, 1996
Winston-Salem, North Carolina




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